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                               SELLING AGREEMENT


ALPS Distributors, Inc.
Suite 3100
370 Seventeenth Street
Denver, Colorado 80202


Ladies and Gentlemen:

We desire to enter into an Agreement with you for the sale of shares of beneficial interest in investment portfolios (each, a "Fund" and collectively, "Funds") of the Aristata Funds, a family of funds registered under Financial Investors Trust (the "Trust") that are now or hereafter available for sale to our customers. You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) of the offering of shares of the Funds and the exclusive agent for the continuous distribution of such shares pursuant to the terms of a Distribution Agreement between you and the Trust. As used herein the term "Prospectus" means the prospectus and, unless the context otherwise requires, related statement of additional information (the "Statement of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time, of each of the respective Funds.

In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1. You acknowledge that customers of ours who purchase Fund shares are our customers. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving Fund shares shall we have any authority to act as agent for the Trust or for you.

2. (a) All orders for the purchase of any Fund shares shall be executed at the then current net asset value per share and all orders for the redemption of any Fund shares shall be executed at the then current net asset value per share, in each case as described in the Prospectus of such Fund. The minimum initial purchase order and minimum subsequent purchase order by any person shall be as set forth in the Prospectus of such Fund. All orders are subject to acceptance or rejection by the Trust at its sole discretion. Unless otherwise mutually agreed in writing, each transaction shall be promptly confirmed in writing to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to us. We agree that upon receipt of duplicate confirmations we will examine the same and promptly notify the Trust of any errors or discrepancies which we discover. We shall promptly bring to the attention of the Trust any errors in such confirmations

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      claimed by our customers. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of any or all of the Funds.

      (b) In the case of a Fund or class thereof which has adopted a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), we may elect from time to time to make payments to you as provided under such Plan. In the case of a Fund or class thereof that has no currently effective Plan, we may, to the extent permitted by applicable law, elect to make payments to you from our own funds. Any such payments shall be made in the amount and manner set forth in the applicable schedule of distribution and service payments issued by us and then in effect or as set forth in the Prospectus. Such schedule of distribution and service payments may be discontinued or changed by us from time to time and shall be in effect with respect to a Fund which has a Plan only so long as such Fund's Plan remains in effect.

      c) In the event that Rule 2830 of the NASD Conduct Rules preclude any Fund or class thereof from imposing, or us from receiving, a sales charge (as defined in that Rule) or any portion thereof, then you shall not be entitled to any payments from us hereunder from the date that the Fund or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If the Fund or class thereof resumes imposition of some or all of its sales charge, you will be entitled to payments hereunder on the same terms as the Fund extends to us.

3. In ordering shares of any Fund, we shall rely solely and conclusively on the representations contained in the Prospectus of such Fund. We agree that we shall not offer or sell shares of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus and, upon request, the Statement of Additional Information of the Fund involved. We further agree to explain the procedures regarding purchase, redemption and exchange privileges as outlined in the Prospectus to each person to whom any such offer or sale is made. We further agree to obtain from each customer to whom we sell Fund shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required back-up withholding in accordance with Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each of the customers who purchase shares of any Fund through us copies of all annual and interim reports, proxy solicitation materials and any other information and materials relating to such Fund and prepared by or on behalf of you, the Trust or its investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to such customer. You agree to supply us with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation

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      materials and any such other information and materials relating to each
      Fund in reasonable quantities upon request. We acknowledge that any material or information that you furnish to us, other than Prospectuses, annual and interim reports to shareholders and proxy solicitation materials prepared by the Trust, are your sole responsibility and not the responsibility of the Trust.

4. We shall not make any representations concerning any Fund shares other than those contained in the Prospectus of the Fund involved or in any promotional materials or sales literature furnished to us by you or the Trust. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to us by you or the Trust, and such other information and materials as may be approved in writing by you.

5. Exchanges (i.e., the investment of the proceeds from the liquidation of shares of one Fund in the shares of another Fund) shall, where available, be made in accordance with the terms of each Fund Prospectus.

6. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the Fund involved and instructions received by us from you or the transfer agent (the "Transfer Agent") from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us or our customers will be made only for the purpose of covering purchase orders already received from our customers and that we will not make purchases for any other securities dealer or broker. Further, we shall place purchase orders from customers with the Trust immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of shares of any Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases and redemptions) in any Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf, and (b) you, the Trust, each Transfer Agent and your and their respective officers, directors, or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us and our customers from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorney's fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us or directly by our customers. The indemnification agreement contained in this Paragraph 6 shall survive the termination of this Agreement.

7. We agree that payment for orders from us or our customers for the purchase of Fund shares will be made in accordance with the terms of the Prospectus of the applicable Fund. On or before the settlement date of each purchase order for shares of any Fund, we shall remit to an

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      account designated by you with the Transfer Agent an amount equal to the then current net asset value of the shares of such Fund being purchased with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus. If payment for any purchase order (either from us or directly from our customers) is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and to hold us or our customers responsible for any loss sustained as a result thereof.

8. We hereby represent and warrant that: (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we were organized;
      (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by afl necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

9. We further represent and warrant that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. We agree to comply with all applicable federal and state laws, rules and regulations. You agree to inform us, upon our request, as to the states in which you believe the shares of each Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make shares of any Fund available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the NASD. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD will terminate this Agreement effective immediately upon your written notice of termination to us.

10. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph shall survive the termination of this Agreement.

11. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party

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      have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

12. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at Suite 3100, 370 Seventeenth Street, Denver, Colorado 80202, and all notices to us shall be given or sent to us at our address shown below.

13. This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen
      (15) days' prior written notice to the other party. This Agreement may be amended only by a written instrument signed by both of the parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties relating tosaid subject matter.

14. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to principles of conflicts of law.

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Very truly yours,                                  Date: ___________________


____________________________________________
Name of Broker-Dealer (Please print or type)

_________________________________________          Accepted:
                                                   ALPS DISTRIBUTORS, INC.
             Address
                                                   By: _________________________
_________________________________________
                                                   Title: ______________________

Name of Authorized Officer (Please print or type)
                                                   Date: _______________________

By: _____________________________________

Title: __________________________________

________________________________________________________________________________

NSCC Dealer # _______________________   Fax Number: ____________________________

NSCC Dealer Alpha Code ______________   Date: __________________________________

NSCC Clearing # _____________________   Mutual Fund Coordinator/Primary Contact:

Phone Number: _______________________   ________________________________________


Note: Please sign and return both copies of this Agreement to ALPS Distributors, Inc. Upon acceptance one countersigned copy will be returned to you for your files.